Executone Information Systems, Inc. 1984 Employee Stock Purchase Plan


As filed with the Securities and Exchange Commission on January 31, 1995.
                    Registration No. 33-

     =========================================================

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                   _____________________

                          Form S-8

                   REGISTRATION STATEMENT
                           Under
                   THE SECURITIES ACT OF 1933
                   __________________________

               EXECUTONE INFORMATION SYSTEMS, INC.
       (Exact name of issuer as specified in its charter)

          Virginia                              86-0449210
 (State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)               Identification No.)

                     478 Wheelers Farms Road
                   Milford, Connecticut 06460
     (Address of principal executive offices)    (Zip Code)
                   ___________________________

              EXECUTONE INFORMATION SYSTEMS, INC.
                1984 EMPLOYEE STOCK PURCHASE PLAN

                    (Full title of the plan)
                     _______________________

                          ALAN KESSMAN
Chairman of the Board of Directors, President, and Chief Executive Officer
               EXECUTONE Information Systems, Inc.
                     478 Wheelers Farms Road
                   Milford, Connecticut 06460
             (Name and address of agent for service)

                         (203) 876-7600
  (Telephone number, including area code, of agent for service)
                    ________________________

                            Copy to:
                     Thurston R. Moore, Esq.
                        Hunton & Williams
                        Riverfront Plaza
                           East Tower
                      951 East Byrd Street
                  Richmond, Virginia 23219-4074
                  _____________________________

The securities covered by this Registration Statement are to be issued from time to time after the effective date of this Registration Statement.


                 CALCULATION OF REGISTRATION FEE


___________________________________________________________

                           Proposed    Proposed
Title of                   Maximum     Maximum
Securities     Amount      Offering    Aggregate       Amount of
to be          to be       Price Per   Offering        Registration
Registered     Registered  Share (1)   Price (1)       Fee
Common Stock   1,000,000   $ 3.56      $ 3,560,000     $ 1,227.49

___________________________________________________________

(1) Solely for the purpose of calculating the registration fee, the price per share of Common Stock has been estimated in accordance with Rule
457(h). The price per share of the common stock offered under the EXECUTONE Information Systems, Inc. 1984 Employee Stock Purchase
Plan has been estimated to be $ 3.56, the average of the high and low sale prices reported on January 26, 1995.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     EXECUTONE Information Systems, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act"); and

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994, filed pursuant to Section 13 of the Exchange Act; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     All reports and definitive proxy or information statements filed pursuant to Sections 13, 14, or 15(d) of the 1934 Act subsequent to the date of this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

     The financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

Item 4.   Description of Securities

     Not Applicable

   Item 5. Interests of Named Experts and Counsel

     The legality of the Common Stock being registered has been passed upon by Hunton & Williams. A partner of Hunton & Williams is a director of the registrant and beneficially owns 92,235 shares of the Common Stock.

  Item 6. Indemnification of Directors and Officers

     The Virginia Stock Corporation Act permits, and the registrant's
  Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-
  702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.
  In addition, the registrant carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the registrant's Bylaws provide that in any proceeding brought by a stockholder of the registrant in the right of the registrant or brought by or on behalf of stockholders of the registrant, no director or officer of the registrant shall be liable to the registrant or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Bylaws, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated herein by reference.

  Item 7. Exemption from Registration Claimed

     Not Applicable

  Item 8. Exhibits

  4(a)    1984 Employee Stock Purchase Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8, File No. 33-23294).

  4(b)    Summary of Employee Stock Purchase Plan dated June 23,
  1994.

  5 Opinion of Hunton & Williams as to the legality of the securities being registered.

  24 Consent of Arthur Andersen & Co.

  25 Power of Attorney.  (See signature pages)

  Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a) (3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter; provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration
  Statement; (2) that, for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Haven, and the State of Connecticut, on this 30th day of January, 1995.

                              EXECUTONE INFORMATION
                                    SYSTEMS, INC.

                              By:  Alan Kessman
                                   Alan Kessman, Chairman
                                   of the Board of Directors,
                                   President and
                                   Chief Executive Officer



                       POWER OF ATTORNEY

     The undersigned directors of EXECUTONE Information Systems,
  Inc., a Virginia corporation, do hereby constitute and appoint Alan Kessman and Barbara C. Anderson, and each of them, their lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned directors to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signatures              Title                        Date
  Alan Kessman            Chairman of the Board        January 30, 1995
  (Alan Kessman)          of Directors, President
                          and Chief Executive Officer
                          (Principal Executive Officer)

  Stanley M. Blau         Vice Chairman of the         January 30, 1995
  (Stanley M. Blau)       Board of Directors

  A. R. Guarascio         Vice President, Finance      January 30, 1995
  (Anthony R. Guarascio)  and Chief Financial Officer
                          (Principal Financial and
                          Accounting Officer)

  Thurston R. Moore       Director                     January 30, 1995
  (Thurston R. Moore)

  Richard S. Rosenbloom   Director                     January 30, 1995
  (Richard S. Rosenbloom)

                          Director                        __________
  (William R. Smart)

                          Director                        __________
  (William J. Spencer)


              SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549



                           EXHIBITS

                              TO

                           FORM S-8

                             UNDER

                    SECURITIES ACT OF 1933



              EXECUTONE INFORMATION SYSTEMS, INC.

                   EXECUTONE INFORMATION SYSTEMS, INC.

                     ________________________________

                  SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

                            DATED JUNE 23, 1994

     This document constitutes a prospectus covering securities that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Under the EXECUTONE Information Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), 1,750,000 shares of the Common Stock, $.01 par value, of EXECUTONE Information
Systems, Inc. are reserved for purchase by eligible employees of the Company and its designated subsidiaries. This summary sets forth information concerning the Purchase Plan and will be distributed to participating employees pursuant to the Securities Act.

General Information

     The Purchase Plan was adopted by the Company's Board of Directors on December 17, 1984 and approved by the shareholders of the Company on April 19, 1985. Amendments to increase the number of shares issuable under the Purchase Plan were adopted by the shareholders of the Company on July 7, 1988, June 20, 1990,
September 17, 1991, and June 23, 1994. A total of 2,750,000 shares of Common Stock currently are reserved for issuance under the Purchase Plan. The purpose of the Purchase Plan is to provide eligible employees of the Company and designated subsidiaries of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. As of the date of this Prospectus, approximately 2,400 employees of the Company were eligible to participate in the Purchase Plan, and approximately 265 were participants.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to satisfy the requirements of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the
"Code").  See "FEDERAL INCOME TAX CONSEQUENCES".  The
Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration

     The Purchase Plan is administered by a committee appointed by the Board of Directors (the "Committee"). The Committee is currently the Compensation Committee of the Board of Directors whose members are William J. Spencer, Thurston R. Moore, William R. Smart and Richard S. Rosenbloom. Committee members serve at the pleasure of the Board of Directors, and there is no fixed term for membership on the Committee.
The Company anticipates that the members of the Committee ordinarily will be "disinterested" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
Act"). All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Committee, and such decisions are final and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors or the Committee receive no additional compensation for their services in connection with the administration of the Purchase Plan.

Who May Participate

     Any person who is a full-time employee of the Company or a designated subsidiary on the first day of an offering period and who is customarily employed for at least twenty hours per week and more than three months in a calendar year is eligible to participate in the Purchase Plan. See "Variations by the Committee" below. Members of the Committee are not eligible to participate in the Purchase Plan while they serve on the Committee or during any other period if such participation would jeopardize their status as "disinterested" within the meaning of Rule 16b-3.

Offering Dates

     The Company intends, but is not obligated, to grant options under the Purchase Plan during the semi-annual offering periods. Subject to that limitation, each offering period is to be of six month's duration, commencing on January 1 and July 1 of each year. In the event of dissolution, liquidation, merger or sale of substantially all of the assets of the Company, the offering period will terminate immediately prior to the consummation of such action unless otherwise provided by the Committee.

                            Exhibit 4(b)

How the Plan Works

     Eligible employees become participants in the Purchase Plan by delivering to the Company's Stock Plan Administrator, prior to the first day of the applicable offering period (the "Offering Date") and prior to any earlier deadlines established by the Stock Plan Administrator, a subscription agreement authorizing payroll deductions. In its discretion, the Committee may set a later time for filing the subscription agreement.
An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering. See
"Variations by the Committee" below.

     The purchase price per share at which shares are sold under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering period (the "Exercise Date"). The fair market value of the Common Stock on a given date shall be the closing price on the NASDAQ National Market System as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ National Market System on such date).

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the offering period. The amount deducted may not exceed 10% of a participant's compensation during the offering period. Compensation means the gross amount of wages, including bonuses and commissions, or salary payable to a participant in each regular payroll period, including any increase or decrease during the offering period. Compensation is determined before giving effect to any "401(k)" election that a participant may have made.

     Effective with the offering period beginning July 1, 1991, no participant may subscribe for or purchase more than 1,000 shares of Common Stock in any one offering period. A participant may discontinue his participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions at any time during the offering period by completing and filing with the Company a new authorization for payroll deduction, which change shall be effective as soon as practicable after the Company's receipt of a new authorization. Payroll deductions

                           Exhibit 4(b)

shall commence on the first payday following the Offering Date and shall continue at the same rate until the Exercise Date unless sooner terminated or decreased as provided in the Purchase Plan.

     All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. To the extent that a participant's payroll deductions exceed the amount required to purchase the shares subject to option, such excess will be credited to the participant's account for the following offering period or, if the participant does not continue to participate in the Purchase Plan, will be refunded to the participant without interest. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

Purchase of Stock; Exercise of Option

     Upon execution of a subscription agreement to participate in the Purchase Plan, a participant is entitled to have an option granted to him. The number of shares placed under option to a participant in an offering period is determined by dividing the total amount of the participant's payroll deductions accumulated during that offering period by the option price, subject to the 1,000-share limit per participant and the limit on payroll deductions. See "Payment of Purchase Price; Payroll
Deductions" for limitations on payroll deductions. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.
See "Withdrawal from the Purchase Plan".

     Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Purchase Plan, if, immediately after the grant of the option, the participant would own, directly or indirectly (under the attribution rules of Section 425(d) of the Code), 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any other options). In addition, no participant may be granted an option which would permit the participant to acquire under the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares on the Offering Date) in any calendar year. Furthermore, if the total number of shares which would otherwise be issued upon the exercise of options exceeds the number of shares then available under

                           Exhibit 4(b)

the Purchase Plan, a pro rata allocation of shares remaining shall be made in as equitable a manner as is practicable. Delivery of shares acquired under the Purchase Plan will be made by the Company, in accordance with each participant's instructions, as promptly as practicable after the Exercise Date of each offering. Shares issued to a participant may be registered in the name of the participant or in the name of the participant and his spouse.

Transfers of Shares Purchased

     Effective with the Offering Period commencing January 1, 1991, no shares purchased pursuant to the Purchase Plan may be sold or transferred prior to one year following the Exercise Date with respect to such shares; provided, however, that transfers that do not constitute a change in beneficial ownership of the shares (e.g., transfer into a broker's name for the account of the participant) and transfers by will or the laws of descent and distribution will be permitted during the one-year holding period.

Withdrawal from the Plan

     While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest in a given offering period may be terminated in whole, but not in part, by the participant's signing and delivering to the Company, at least three business days before the Exercise Date, a notice of withdrawal from the Purchase Plan. In the event of withdrawal, all of the payroll deductions credited to the participant's account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and no further payroll deductions will be made from the participant's salary or wages during the offering period.

     A withdrawal of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering period. The Purchase Plan provides an option to purchase Common
Stock, and that option may or may not be exercised. By executing the subscription agreement, the employee does not become obligated to make the stock purchase; rather, the subscription agreement is merely an election by the employee to have an option granted to him. Unless the employee's participation is discontinued, the option for the purchase of shares will be exercised automatically as of the Exercise Date, and the

                           Exhibit 4(b)

maximum number of whole shares subject to option will be purchased for the employee at the applicable price. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

     Termination of employment with the Company and its affiliates for any reason prior to the Exercise Date cancels a participant's participation in the Purchase Plan, and the total amount withheld from his salary or wages will be repaid to him without interest. If a participant's customary employment is reduced to twenty hours per week or less or three months or less in a calendar year, he will be deemed to have terminated employment for purposes of the Purchase Plan.

     Notwithstanding the foregoing, a participant may exercise his option if his employment terminates on account of retirement under a pension plan on or after the normal retirement date established by the Company. A participant also may exercise his option if his employment is terminated for reasons other than death, for cause or voluntarily by the participant.

Variations by the Committee

     The Purchase Plan provides that the Committee may establish special Offering Dates for individuals who become employees of the Company or an affiliate after January 1 or July 1 by reason of an acquisition, merger, reorganization or similar action and who otherwise satisfy the Purchase Plan's eligibility requirements. The Committee may establish other special rules to facilitate the grant of options to such employees including, for example, the manner in which payroll deduction authorizations will be made. The option price of options granted to such employees will not be less than the lesser of (i) eighty-five percent of the Common Stock's fair market value on the date the option is granted or (ii) eighty-five percent of the Common Stock's fair market value on the Exercise Date.

Capital Changes

     In the event of a change in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or

                          Exhibit 4(b)

decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, or in the event of any reorganization or recapitalization, appropriate adjustments will be made by the Board in the purchase price per share under option, as well as the number of shares reserved under the Purchase Plan, subject to any required action by the shareholders of the Company. In the event of a reorganization, consolidation or merger of the Company with another corporation or a sale of all or substantially all of the assets of the Company, each participant shall, at the time of issuance of stock under such corporate event, be entitled to receive upon exercise of his option the same number and kind of shares of stock or other property or cash as he would have been entitled to receive if his option had been exercised immediately before such corporate event.

Assignment of Interest

     No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason.

Reports

     Individual accounts will be maintained for each participant in the Purchase Plan. After each Exercise Date each participant shall receive a report of his or her account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Use of Funds

     All funds received or held by the Company under the Purchase
Plan may be used for any corporate purpose during the offering period.
At the end of the offering period, funds held under the Purchase Plan will be used to purchase Common Stock from the Company. Fractional shares of Common Stock will not be purchased, and amounts not used to subscribe for the Corporation's stock will be credited to the participant's account for the succeeding offering period, or if the participant does not participate in the Purchase Plan during the succeeding offering period, that amount will be paid to him.

                          Exhibit 4(b)

Liens on Funds Under the Plan

     All funds received or held by the Company under the Purchase
Plan may be used for any corporate purpose and, therefore, nothing in the Purchase Plan prevents the Company from creating a lien on funds withheld under the Purchase Plan.

Amendment and Termination of the Plan

     The Board may at any time amend or terminate the Purchase
Plan. Except as explained under the heading "Capital Changes", no such termination shall affect options previously granted. Nor may any amendment or termination of the Purchase Plan make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan (except as explained under the heading "Capital Changes") or change the corporations or class of corporations whose employees are eligible to participate in the Purchase Plan.


                      FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. The Company does not undertake to provide tax or financial advice to participants. In that regard, participants are encouraged to consult with their individual tax and financial advisors.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to satisfy the requirements of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or the purchase of shares. As summarized below, a participant may become liable for tax upon disposition of the shares acquired under the Purchase Plan, and the method of taxation will depend upon the participant's holding period.

     1.   If the shares are disposed of at least two years after the

                           Exhibit 4(b)

Offering Date and at least one year after the Exercise Date. In this event the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the amount paid for the shares under the option (the "Purchase Price") or (b) excess of the fair market value of the shares on the Offering Date over 85% of the shares' fair market value on that date will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the Purchase Price, there is no ordinary income, and the participant may recognize a capital loss for the difference. The preceding discussion applies to any disposition following the participant's death without regard to the period that the shares were held by the participant.

     2. If the shares are sold or disposed of (including by way of gift) before the expiration of the holding periods described above. In this event, the excess of the fair market value of the shares on the Exercise
Date over the Purchase Price will be treated as ordinary income to the participant (even if no gain is realized on the sale or a gratuitous transfer of the shares is made). The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the Exercise Date, the same amount of ordinary income is recognizable to a participant; and a capital loss may be recognized equal to the difference between the sales price and the fair market value of the shares on the Exercise Date.

     The participant's basis in shares acquired under the Purchase Plan is equal to the sum of the ordinary income recognizable by the participant and the purchase price of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant, but only to the extent that the ordinary income is recognized upon disposition of shares before the expiration of the holding periods described above.

                 INDEMNIFICATION UNDER THE SECURITIES ACT

     Indemnification may be permitted to directors, officers and controlling persons of the Company against liability under the Securities Act pursuant to provisions of the Company's Articles of Incorporation and Bylaws and provisions of certain insurance policies maintained by the Company. Insofar as indemnification for liabilities arising under the

                        Exhibit 4(b)

Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

     All reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and definitive proxy or information statements, filed by the Company under the Exchange Act during 1991 and thereafter, as well as the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, are incorporated by reference in this Summary. A copy of any of these documents, as well as this Summary and the Company's current Annual Report to Shareholders, is available without charge to any participant in the Purchase Plan, upon written or oral request to EXECUTONE Information Systems, Inc., Attention: Corporate Secretary, 478 Wheelers Farms Road, Milford, Connecticut 06460, (203) 876-7600.

                               Exhibit 5

                             Hunton & Williams
                       Riverfront Plaza, East Tower
                           951 East Byrd Street
                      Richmond, Virginia  23219-4074
                         Telephone (804) 788-8200
                         Facsimile (804) 788-8218
                             January 31, 1995

The Board of Directors
EXECUTONE Information Systems, Inc.
478 Wheelers Farms Road
Milford, CT  06460

                    EXECUTONE Information Systems, Inc.
                    Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to EXECUTONE Information Systems, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 1,000,000 shares of the Company's
Common Stock, $.01 par value per share (the "Shares"), to be offered pursuant to the Company's 1984 Employee Stock Purchase Plan (the "Plan").

     In rendering this opinion, we have relied upon, among other things, our examination of the Plan and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

     2. the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                         Very truly yours,

                               Exhibit 24


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 1994, included or incorporated by reference in EXECUTONE Information Systems, Inc.'s Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement



                              ARTHUR ANDERSEN LLP

Stamford, Connecticut,
January 26, 1995